UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2014

TIGERLOGIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-16449	94-3046892
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

2855 Michelle Drive, Suite 190

Irvine, CA 92606

(Address of principal executive offices, Zip Code)

Registrant’s telephone number, including area code:  (949) 442-4400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On September 30, 2014, the Board of Directors of TigerLogic Corporation (the “Company”) duly adopted a resolution to amend Section 2.9 of the Company’s Amended and Restated Bylaws (the “Bylaw Amendment”).  The Bylaw Amendment provides for a one-time extension of the deadline for stockholders to submit notice of business to be properly brought before the Company’s annual meeting of stockholder for the fiscal year ended March 31, 2014 (the “2014 Annual Meeting”).  Pursuant to the Bylaw Amendment, for business to be properly brought before the 2014 Annual Meeting, a stockholder must submit notice to the Company no later than October 30, 2014 (as opposed to the previous deadline of September 30, 2014).  The Bylaw Amendment was adopted at the request of Astoria Capital Partners, L.P., the Company’s largest stockholder, but the extension applies to all of the Company’s stockholders.  The Bylaw Amendment was effective immediately upon approval.  Any stockholder proposals properly submitted on or before October 30, 2014 will be considered timely.

The foregoing summary of the Bylaw Amendment is qualified in its entirety by reference to the text of the Amendment to the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01          FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

The following Exhibit 3.1 is filed as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
3.1	TigerLogic Corporation Amendment to Amended and Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIGERLOGIC CORPORATION

Dated: September 30, 2014	By:	/s/ Thomas Lim
Thomas Lim
Chief Financial Officer